THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 8
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: March 28, 2005
Issue Date: March 31, 2005
The date of this Pricing Supplement is March 28, 2005

Fixed Rate Notes
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                                                                                                                         Interest
                                                                   Price to    Discounts &                               Payment
    CUSIP#              Interest Rate              Maturity Date    Public     Commissions   Reallowance     Dealer     Frequency
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
   07387EHF7               5.725%                    3/15/2030     100.00%        2.50%         0.350%       98.00%        Semi
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


                                              Subject to Redemption
                                              ---------------------
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                                                                                                           Aggregate
 First Interest   First Interest  Survivor's                                                               Principal
  Payment Date    Payment Amount    Option     Yes/No           Date and Terms of Redemption                 Amount     Net Proceeds
------------------------------------------------------------------------------------------------------------------------------------
    9/15/2005         $26.24         Yes        Yes    Commencing on 3/15/2010 and on the 15th of each      $804,000      $783,900
                                                       month thereafter until Maturity, the Notes may be
                                                       called in whole at par at the option of the
                                                       Company on ten calendar days notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.